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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	December 10, 2001
Date of Earliest Event Reported:	December 5, 2001

BOISE CASCADE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1111 West Jefferson Street P.O. Box 50 Boise, Idaho (Address of principal executive offices)	83728-0001 (Zip Code)

208/384-6161
(Registrant's telephone number, including area code)

Item 5.  Other Events

    On December 5, 2001, Boise Cascade Corporation (the "Company") closed the sale of $172.5 million of 7.50% Adjustable Conversion-rate Equity Security Units (the "Units"). The Units consist of (i) purchase contracts under which the holder will purchase shares of the common stock of the Company on December 16, 2004, and (ii) preferred securities issued by Boise Cascade Trust I, which will pay quarterly distributions at the annual rate of 7.50% of the liquidation amount of $50.

Item 7.  Financial Statements and Events

    Exhibits to this report are listed in the Index to Exhibits and are incorporated by reference.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE CORPORATION
By	/s/ Karen E. Gowland Karen E. Gowland Vice President and Corporate Secretary

Date: December 10, 2001

Index to Exhibits

    The following exhibits are filed herewith.

Exhibit No.	Document
99.1	Underwriting Agreement, dated November 29, 2001, between the Company and the representatives of the Underwriters with respect to the Units
99.2
Third Supplemental Indenture, dated as of December 5, 2001, between the Company and BNY Western Trust Company, as trustee, to the Indenture dated as of October 1, 1985 between the Company and U.S. Bank Trust National Association, as supplemented by the First Supplemental Indenture dated December 20, 1989 and the Second Supplemental Indenture dated August 1, 1990
99.3	Form of Debentures (Included in Exhibit 99.2)
99.4	Purchase Contract Agreement, dated December 5, 2001, between the Company and BNY Western Trust Company, as purchase contract agent
99.5	Form of Normal Unit (Included in Exhibit 99.4)
99.6	Form of Stripped Unit (Included in Exhibit 99.4)
99.7
Amended and Restated Declaration of Trust, dated December 5, 2001, of Boise Cascade Trust I among the Company, as Depositor, BNY Western Trust Company, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named herein
99.8	Form of Trust Preferred Security (included in Exhibit 99.7)
99.9	Guarantee Agreement, dated December 5, 2001, between the Company, as guarantor, and BNY Western Trust Company, as guarantee trustee, with respect to the trust preferred securities
99.10
Pledge Agreement, dated December 5, 2001, between the Company, JPMorgan Chase Bank, as collateral agent, custodial agent and securities intermediary, and BNY Western Trust Company, as purchase contract agent

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SIGNATURE
Index to Exhibits